EXHIBIT 99.1
                                                                    ------------



FOR IMMEDIATE RELEASE:                           FAB INDUSTRIES, INC.
                                                 200 MADISON AVENUE
                                                 NEW YORK, N.Y. 10016
FAB INDUSTRIES, INC. (AMEX: FIT)                 212-592-2700   fax 212-689-6929
REPORTS FIRST QUARTER
                                                 MAY 11, 2005

New York, N.Y., May 11, 2005. Sales and earnings for the first quarter ended February 26, 2005 were reported today by Samson Bitensky, Chairman of the Board of Fab Industries Inc., a manufacturer of knitted textile fabrics, laces, related finished home products and laminated fabrics.

Due to the uncertainty as to whether the Company will be sold prior to May 30, 2005, the Company and its accountants, BDO Siedman, LLP, have determined that it is more appropriate to present the Company's financial statements on a liquidation basis. Therefore, the Company changed its basis of accounting to the liquidation basis as of November 27, 2004. Subject to be reviewed by our auditors. We expect to file Form 10-Q on or about May 19, 2005.

                      FAB INDUSTRIES, INC. AND SUBSIDIARIES
                                OPERATING RESULTS

                                                                    FOR THE 13 WKS ENDED
                                                           ---------------------------------------
                                                           FEBRUARY 26, 2005     FEBRUARY 28, 2004
                                                           -----------------     -----------------
                                                              (unaudited)           (unaudited)
Net sales                                                        $12,807,000           $10,141,000
Cost of goods sold                                                12,159,000             9,712,000
                                                                 -----------           -----------
Gross profit                                                         648,000               429,000
Operating Expenses:
  Selling, general and administrative expenses                     1,407,000             1,676,000
  Other expense                                                           --               250,000
  Gain on sale of fixed assets                                            --              (685,000)
                                                                 -----------           -----------
Total operating expenses                                           1,407,000             1,241,000
                                                                 -----------           -----------
Operating loss                                                      (759,000)             (812,000)
                                                                 -----------           -----------
Other income:
  Interest and dividend income                                       182,000               222,000
  Net gain (loss) on investment securities                           (56,000)              168,000
                                                                 -----------           -----------
Total other income                                                   126,000               390,000
                                                                 -----------           -----------
Loss before taxes                                                   (633,000)             (422,000)
Income tax benefit                                                  (225,000)             (130,000)
                                                                 -----------           -----------
Net loss                                                         $  (408,000)          $  (292,000)


Loss-Per-Share common stock basic/diluted                        $     (0.08)          $     (0.06)

Average number of shares outstanding basic/diluted                 5,215,031             5,215,031


                     STATEMENT OF NET ASSETS IN LIQUIDATION

                                                           FEBRUARY 26, 2005     NOVEMBER 27, 2004
                                                           -----------------     -----------------
                    TOTAL ASSETS                                 $35,700,000           $37,584,000

               TOTAL LIABILITIES                                  20,559,000            20,597,000
                                                                 -----------           -----------
              Net assets in liquidation                          $15,141,000           $16,987,000
                                                                 -----------           -----------

         The decrease in net assets is primarily due to the decrease in accounts receivable and inventory. Distribution ultimately made to shareholders upon liquidation will differ from the "net assets in liquidation" as a result in future changes in settlement of liabilities and final costs of liquidation.

         CASH FLOW DATA
                                                           FEBRUARY 26, 2005     FEBRUARY 28, 2004
                                                           -----------------     -----------------
       Cash Flows from Operating Activities                        $  93,000            $1,429,000

       Cash Flows from Investing Activities                         (212,000)             (815,000)

       Net sales increased $2,666,000 or 26.3%, Even though the domestic textile industry has been negatively affected by a flow of low cost foreign imports and market conditions since 1998, the Company in the current quarter has shown an increase in the Apparel segment and decreases in the Home Fashions and accessories segment and in the Other segment.

       Gross margins as a percentage of sales increased to 5.1% from 4.2%. Margins were aided by increased production due to higher sales volume in the apparel segment. Reduction in costs due to employee terminations and related expenses, and a decrease in depreciation expense also aided gross margins.

       Selling, general and administrative expenses in the current quarter decreased by $269,000 or 16.1% as compared to last year's first quarter. The decreases in expenses results primarily from a reduction in payroll of $114,000 and employee related benefits, as a result of employee terminations over the past quarter. A decrease of $154,000 in professional fees incurred in the first quarter 2004 relating to legal fees incurred in connection with the class action law suits filed in November of 2003.

       Other expense for the first quarter 2004 includes an accrual for $250,000 for environmental costs, which represents the estimated costs associated with a lagoon cleaning process as per North Carolina State requirements to eliminate odors in a lagoon, which is located next to one of our plants



         This press release contains forward-looking statements about Fab Industries, Inc., including those statements regarding future operating results and the timing and composition of revenues, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the following: our ability to find qualified buyers for our assets; overall economic and business conditions; our continuing ability to support the demand for our goods and services; competitive factors in the industries in which we compete; changes in government regulation; changes in tax requirements (including tax rate changes, new tax laws and revised tax interpretations); interest rate fluctuations and other capital markets conditions, including foreign currency rate fluctuations; material contingencies provided for in a sale of our assets; de-listing of our common stock from the American Stock Exchange; our ability to retain key employees during any wind down period; and any litigation arising as a result of our plan to wind down our operations. Additional risks are discussed in the company's filings with the Securities and Exchange Commission, including the company's annual report on form 10-K for the year ended November 27, 2004. These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release.

                     WEBSITE: HTTP://WWW.FAB-INDUSTRIES.COM